INVESTOR CLASS SHARES
                            ADMINISTRATION AGREEMENT


     THIS AGREEMENT is entered into on this ____ day of ________________, 20__ between Strong Income Trust, a Delaware trust (the "Fund"), and Strong Investor Services, Inc., a Wisconsin corporation ("SIS"), with respect to the shares of each of the Series (as defined below). All capitalized terms not defined herein shall have the same meaning as in the Series' current prospectus.

                                   WITNESSETH

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the Fund is authorized to create separate series, each with its own separate investment portfolio, and the beneficial interest in each such series will be represented by a separate series of shares (each series is hereinafter individually referred to as a "Series" and collectively, the "Series");

     WHEREAS, it is in the interest of the Fund to make administrative services available to shareholders of the Series;

     WHEREAS, SIS wishes to act as the administrator for the Series to perform certain administrative functions in connection with purchases and redemptions of shares of the Series ("Shares") and to provide related services to shareholders in connection with their investments in the Series; and

     NOW, THEREFORE, the Fund and SIS do mutually agree and promise as follows:

     1. APPOINTMENT. SIS hereby agrees to perform certain administrative services for the Fund with respect to the Series listed on Schedule A hereto, as such Schedule A may be amended from time to time, as hereinafter set forth. SIS shall, for all purposes herein, be deemed to be an independent contractor and unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way and shall not be deemed an agent of the Fund.

     2. SERVICES TO BE PERFORMED.

          2.1 SHAREHOLDER SERVICES. SIS shall be responsible for performing or designating to a third party administrative and servicing functions, which shall include without limitation:

          (i) authorizing expenditures and approving bills for payment on behalf of the Series; (ii) supervising preparation of the periodic updating of the Series" registration statements, including prospectuses and statements of additional information, for the purpose of filings with the Securities and Exchange Commission ("SEC") and state securities administrators and monitoring and maintaining the effectiveness of such filings, as appropriate; (iii) supervising preparation of shareholder reports, notices of dividends, capital gains distributions and tax credits for the Series" shareholders, and attending to routine correspondence and other communications with individual shareholders; (iv) supervising the daily pricing of the Series" investment portfolios and the publication of the respective net asset values of the shares of each Series, earnings reports and other financial data; (v) monitoring relationships with organizations providing services to the Series, including the Custodian, DST and printers; (vi) supervising compliance by the Series' with recordkeeping requirements under the 1940 Act and regulations thereunder, maintaining books and records for the Series (other than those maintained by the Custodian and the Series" transfer agent) and preparing and filing of tax reports other than the Series" income tax returns; (vii) answering shareholder inquiries regarding account status and history, the manner in which purchases and redemptions of the shares may be effected, and certain other matters pertaining to the Series; (viii) assisting shareholders in designating and changing dividend options, account designations and addresses; (ix) providing necessary personnel and facilities to coordinate the establishment and maintenance of shareholder accounts and records with the Series" transfer agent; (x) transmitting shareholders' purchase and redemption orders to the Series" transfer agent; (xi) arranging for the wiring or other transfer of Series to and from shareholder accounts in connection with shareholder orders to purchase or redeem shares; (xii) verifying purchase and redemption orders, transfers among and changes in shareholder-designated accounts; (xiii) informing the distributor of the gross amount of purchase and redemption orders for shares; and (xiv) providing such other related services as the Series' or a shareholder may reasonably request, to the extent permitted by applicable law. SIS shall provide all personnel and facilities necessary in order for it to perform the functions contemplated by this paragraph with respect to shareholders.

          2.2 STANDARD OF SERVICES. All services to be rendered by SIS hereunder shall be performed in a professional, competent and timely manner subject to the supervision of the Board of Trustees of the Fund on behalf of the Series. The details of the operating standards and procedures to be followed by SIS in the performance of the services described above shall be determined from time to time by agreement between SIS and the Fund.

     3. FEES. As full compensation for the services described in Section 2 hereof and expenses incurred by SIS, the Series shall pay SIS a fee at an annual rate, as specified in Schedule A, of each Series' daily net asset value. This fee will be computed daily and will be payable daily, or as otherwise agreed by the Fund and SIS. All rights of compensation for services performed up to the termination of this Agreement in accordance with Section 13 hereof, shall survive the termination of this Agreement.

     4. INFORMATION PERTAINING TO THE SHARES. SIS and its officers, employees and agents are not authorized to make any representations concerning the Series or the Shares except to communicate accurately to shareholders factual information contained in the Series' Prospectus and Statement of Additional Information and objective historical performance information. SIS shall act as agent for shareholders only in furnishing information regarding the Series and shall have no other authority to act as agent for the Series.

     During the term of this Agreement, the Series agree to furnish SIS all prospectuses, statements of additional information, proxy statements, reports to shareholders, sales literature, or other material the Series will distribute to shareholders of the Series or the public, which refer in any way to SIS as the administrator of the Series, and SIS agrees to furnish the Series all material prepared for shareholders, in each case prior to use thereof. The Series shall furnish or otherwise make available to SIS such other information relating to the business affairs of the Series as SIS may, from time to time, reasonably request in order to discharge its obligations hereunder.

     Nothing in this Section 4 shall be construed to make the Series liable for the use of any information about the Series that is disseminated by SIS.

     5. USE OF SIS' NAME. The Series shall not use the name of SIS in any prospectus, sales literature or other material relating to the Series in a manner not approved by SIS prior thereto; PROVIDED, HOWEVER, that the approval of SIS shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the SEC or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED, FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

     6. USE OF THE SERIES' NAME. SIS shall not use the name of the Series on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Series prior thereto; PROVIDED, HOWEVER, that the approval of the Series shall not be required for the use of the Series' names in connection with communications permitted by Sections 2 and 4 hereof or for any use of the Series' names which merely refer in accurate and factual terms to SIS' role hereunder or which is required by the SEC or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED, FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

     7. SECURITY. SIS represents and warrants that the various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause any Series' records and other data and SIS' records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Series shall from time to time specify the types of records and other data of the Series to be safeguarded in accordance with this Section 7.

     8. COMPLIANCE WITH LAWS. SIS assumes no responsibilities under this Agreement other than to render the services called for hereunder, on the terms and conditions provided herein. SIS shall comply with all applicable federal and state laws and regulations. SIS represents and warrants to the Series that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its Trust Instrument and by-laws and all material contractual obligations binding upon SIS. SIS furthermore undertakes that it will promptly inform the Series of any change in applicable laws or regulations (or interpretations thereof), which would prevent or impair full performance of any of its obligations hereunder.

     9. FORCE MAJEURE. SIS shall not be liable or responsible for delays or errors by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of communication or power supply.

     10. INDEMNIFICATION.

          10.1 INDEMNIFICATION OF SIS. SIS, its Trustees, officers, employees and agents shall not be liable for any error of judgment or mistake of law or any loss suffered by the Series in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of such obligations or duties or by reason of the reckless disregard thereof by SIS, its Trustees, officers, employees and agents. The Series will indemnify and hold SIS, its Trustees, officers, employees and agents harmless, from all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any losses, liabilities, damages, or expenses (collectively, "Losses") resulting from any and all claims, demands, actions or suits (collectively, "Claims") arising out of or in connection with actions or omissions in the Series including, but not limited to, any misstatements or omissions in a prospectus, actions or inactions by the Series or any of its agents or contractors or the performance of SIS' obligations hereunder or otherwise not resulting from the willful misfeasance, bad faith, or gross negligence of SIS, its Trustees, officers, employees or agents, in the performance of SIS' duties or from reckless disregard by SIS, its Trustees, officers, employees or agents of SIS' obligations and duties under this Agreement.

          Notwithstanding anything herein to the contrary, the Series will indemnify and hold SIS harmless from any and all Losses (including reasonable counsel fees and expenses) resulting from any Claims as a result of SIS' acting in accordance with any received instructions from the Series.

          10.2 INDEMNIFICATION OF THE SERIES. Without limiting the rights of the Series under applicable law, SIS will indemnify and hold the Series harmless from any and all Losses (including reasonable fees and disbursements of counsel) from any Claims resulting from the willful misfeasance, bad faith, or gross negligence of SIS, its Trustees, officers, employees or agents, in the performance of SIS' duties or from reckless disregard by SIS, its Trustees, officers, employees or agents of SIS' obligations and duties under this Agreement.

          10.3 SURVIVAL OF INDEMNITIES. The indemnities granted by the parties in this Section 10 shall survive the termination of this Agreement.

     11. INSURANCE. SIS shall maintain such reasonable insurance coverage as is appropriate against any and all liabilities that may arise in connection with the performance of its duties hereunder.

     12. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute further documents as are necessary to effectuate the purposes hereof.

     13. TERMINATION. This Agreement shall continue in force and effect until terminated or amended to such an extent that a new Agreement is deemed advisable by either party. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by either party upon ninety (90) days written notice to the other party.

     14. NON-EXCLUSIVITY. Nothing in this Agreement shall limit or restrict the right of SIS to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     15. AMENDMENTS. This Agreement may be amended only by mutual written consent of both parties.

     16. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed post paid to the other party at the principal place of business of such party.

     17. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by SIS on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund on request.

     18. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first stated above.


Attest:                                     Strong Investor Services, Inc.



______________________________________      ____________________________________
[name]                                      [name and title]

Attest:                                     Strong Income Trust



______________________________________      ____________________________________
[name]                                      [name and title]


                                   SCHEDULE A

The Series of the Fund currently subject to this Agreement are as follows:

                                                             Date of Addition
PORTFOLIO(S)                      ANNUAL RATE                TO THIS AGREEMENT








Attest:                                     Strong Investor Services, Inc.



______________________________________      ____________________________________
[name]                                      [name and title]

Attest:                                     Strong Income Trust



______________________________________      ____________________________________
[name]                                      [name and title]